(U.S. ACCREDITED SUBSCRIBERS ONLY)

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ANAVEX LIFE SCIENCES CORP.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
UNITS

INSTRUCTIONS TO PURCHASER

1.	This Subscription form is for use by United States Accredited Investors.

2.	COMPLETE the information on page 2 of this Subscription Agreement.

3.	COMPLETE the Questionnaire attached on page 5 to this Subscription Agreement (the “Questionnaire”).

4.	Check or Cashier’s check should be made payable to Anavex Life Sciences Corp. For Wire instructions contact Harvey Lalach, President of Anavex at harvey@anavex.com Tel (250) 864-2740.

5.	All other information must be filled in where appropriate.

Wire Instructions:

This is Page 2 of 12  pages of a subscription agreement and related appendices, schedules and forms. Collectively, these pages together are referred to as the “Subscription Agreement”.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	ANAVEX LIFE SCIENCES CORP. (the “Issuer”), of 50 Harrison Street, #315A, Hoboken, New Jersey.

Subject and pursuant to the terms set out in the Terms on pages 3 to 4, the General Provisions on pages 7 to 12 and the other schedules and appendices attached which are hereby incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

Units
US$2.75 per Unit for a total purchase price of US$
The Purchaser owns, directly or indirectly, the following securities of the Issuer:

[Check if applicable] The Purchaser is ☐ an insider of the Issuer or ☐ a member of the professional group

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Units as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Name to appear on certificate	Name and account reference, if applicable

Account reference if applicable	Contact name

Address	Address

Telephone Number

EXECUTED by the Purchaser this _______ day of _____________, 2010.  By executing this Subscription Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in the jurisdiction shown as the “Address of Purchaser”.

WITNESS:	EXECUTION BY PURCHASER:
X
Signature of Witness	Signature of individual (if Purchaser is an individual)
X
Name of Witness	Authorized signatory (if Purchaser is not an individual)

Address of Witness	Name of Purchaser (please print)

Name of authorized signatory (please print)
Accepted this _____ day of ____________, 2010
ANAVEX LIFE SCIENCES CORP.	Address of Purchaser (residence)
Per:
Telephone Number
Authorized Signatory
E-mail address

Social Security No.:

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 3 to 4, the General Provisions on pages 7 to 12 and the other schedules and appendices incorporated by reference. If funds are delivered to the Issuer’s lawyers, they are authorized to release the funds to the Issuer.

Subscription Agreement (with related appendices, schedules and forms)Page 3 of 12

TERMS

Reference date of this Subscription Agreement	October 20, 2010 (the “Agreement Date”).
The Offering

The Issuer	Anavex Life Sciences Corp. (the “Issuer”).
Offering	The offering consists of Units (“Units”) of the Issuer. Each Unit consists of one share of Common Stock and one half of one Warrant (each Unit comprises half the number of Warrants as Shares).
Common Stock	The voting shares of Common Stock of the Issuer (“Shares”).
Warrants	Each whole Warrant may be exercised for18 months following the Closing Date for one share of Common Stock (a “Warrant Share”) at an exercise price of $3.75. The Warrants are non-transferrable.
Issue Price	US$2.75 per Unit.

Selling Jurisdictions	The Units may be sold in jurisdictions where they may be lawfully sold (the ”Selling Jurisdictions”).
Exemptions
The offering will be made in accordance with the following exemptions:
(a) the Accredited Investor exemption as defined by Regulation D promulgated under the 1933 Act; and
(b)such other exemptions as may be available the securities laws of the Selling Jurisdictions.

Registration of Securities	The Shares and Warrants will not be registered with the United States Securities and Exchange Commission and will be tradable in compliance with Rule 144 restricted periods.
Resale restrictions and legends
The Purchaser acknowledges that the certificates representing the Securities will bear the following legends:
“NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”
Purchasers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.

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The Issuer

Jurisdiction of organization	The Issuer is incorporated under the laws of the State of Nevada.
Stock exchange listing	OTC-BB
Commissions with Jurisdiction Over the Issuer	The “Commissions with Jurisdiction Over the Issuer” is the United States Securities and Exchange Commission.
Securities Legislation Applicable to the Issuer	The “Securities Legislation Applicable to the Issuer” is the US Securities Exchange Act of 1934.

End of Terms

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UNITED STATES
ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

This Questionnaire is for use by each Subscriber who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) and has indicated an interest in purchasing Securities of the Issuer.  The purpose of this Questionnaire is to assure the Issuer that each Subscriber will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws.  The Issuer will rely on the information contained in this Questionnaire for the purposes of such determination.  The Securities will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act.  This Questionnaire is not an offer of the Securities or any other securities of the Issuer in any state other than those specifically authorized by the Issuer.

All information contained in this Questionnaire will be treated as confidential.  However, by signing and returning this Questionnaire, each Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Issuer deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Securities hereunder.

The Subscriber covenants, represents and warrants to the Issuer that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below:  (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Subscriber satisfies.)

_____	Category 1
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000.

_____	Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000.

_____	Category 3
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_____	Category 4
A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

_____	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

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Category 6	A director or executive officer of the Issuer.

Category 7
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that prospective Subscribers claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Issuer with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber’s status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

_____________________________________________________________________________________________

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Issuer promptly of any change in any such information.  If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ___ day of _______________, 2010.
If a Corporation, Partnership or Other Entity:	If an Individual:
_____________________________________ Print of Type Name of Entity _____________________________________ Signature of Authorized Signatory _____________________________________ Type of Entity	____________________________________ Signature ____________________________________ Print or Type Name ____________________________________ Social Security/Tax I.D. No.

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GENERAL PROVISIONS

1.	DEFINITIONS

1.1           In the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 7 to 12 and the other schedules and appendices incorporated by reference), the following words have the following meanings unless otherwise indicated:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)
“Applicable Legislation” means the Securities Legislation Applicable to the Issuer (as defined on page 4) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

(c)	“Closing” means the completion of the sale and purchase of the Securities;

(d)	“Closing Date” has the meaning assigned in the Terms;

(e)
“Commissions” means the Commissions with Jurisdiction over the Issuer (as defined on page 4) and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;

(f)	“General Provisions” means those portions of the Subscription Agreement headed “General Provisions” and contained on pages 7 to 12;

(g)	“Private Placement” means the offering of the Securities on the terms and conditions of this Subscription Agreement;

(h)	“Securities” means the shares of Common Stock, the Warrants and the Warrant Shares, as defined in the Terms;

(i)	“Subscription Agreement” means the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 7 to 12 and the other schedules and appendices incorporated by reference; and

(j)	“Terms” means those portions of the Subscription Agreement headed “Terms” and contained on pages 3 to 4.

1.2           In the Subscription Agreement, the following terms have the meanings defined in Regulation S of the 1933 Act (“Regulation S”): “Directed Selling Efforts”, “Foreign Issuer”, “Substantial U.S. Market Interest”, “U.S. Person” and “United States”.

1.3           In the Subscription Agreement, unless otherwise specified, currencies are indicated in US dollars.

1.4           In the Subscription Agreement, other words and phrases that are capitalized have the meanings assigned to them in the body hereof.

2. ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1           Acknowledgements concerning Offering

The Purchaser acknowledges that:

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the Securities have not been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with Applicable Legislation;

(a)
the Issuer will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b)	the Issuer has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(c)
the decision to execute this Subscription Agreement and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer and such decision is based entirely upon a review of information (the “Issuer Information”) which has been provided by the Issuer to the Purchaser.  If the Issuer has presented a business plan or any other type of corporate profile to the Purchaser, the Purchaser acknowledges that the business plan, the corporate profile and any projections or predictions contained in any such documents may not be achieved or be achievable;

(d)
the Purchaser and the Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Issuer regarding the Offering, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Issuer Information, or any business plan, corporate profile or any other document provided to the Purchaser;

(e)
the books and records of the Issuer are available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Purchaser during reasonable business hours at its principal place of business and that all documents, records and books pertaining to this Offering have been made available for inspection by the Purchaser, the Purchaser’s attorney and/or advisor(s);

(f)	by execution hereof the Purchaser has waived the need for the Issuer to communicate its acceptance of the purchase of the Securities pursuant to this Subscription Agreement;

(g)
the Issuer is entitled to rely on the representations and warranties and the statements and answers of the Purchaser contained in this Subscription Agreement and in the Questionnaire, and the Purchaser will hold harmless the Issuer from any loss or damage it may suffer as a result of the Purchaser’s failure to correctly complete this Subscription Agreement or the Questionnaire;

(h)
the Purchaser will indemnify and hold harmless the Issuer and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein, the Questionnaire or in any other document furnished by the Purchaser to the Issuer in connection herewith, being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Issuer in connection therewith;

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(i)
the issuance and sale of the Securities to the Purchaser will not be completed if it would be unlawful or if, in the discretion of the Issuer acting reasonably, it is not in the best interests of the Issuer;

(j)
the Purchaser has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it is solely responsible (and the Issuer is not in any way responsible) for compliance with applicable resale restrictions;

(k)
the Securities are not listed on any stock exchange or automated dealer quotation system and no representation has been made to the Purchaser that any of the Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in shares of the Issuer on the National Association of Securities Dealers Inc.’s OTC Bulletin Board;

(l)	neither the Commissions or similar regulatory authority has reviewed or passed on the merits of the Securities;

(m)	no documents in connection with this Offering have been reviewed by the SEC or any state securities administrators;

(n)	there is no government or other insurance covering any of the Securities;

(o)
this Subscription Agreement is not enforceable by the Purchaser unless it has been accepted by the Issuer, and the Purchaser acknowledges and agrees that the Issuer reserves the right to reject any subscription for any reason; and

(p)
by executing and delivering this Subscription Agreement, each Purchaser will have directed the Issuer not to include a Canadian legend on any certificates representing the Securities to be issued to such Purchaser.  As a consequence, the Purchaser will not be able to rely on the resale provisions of National Instrument 45-102, as adopted by the securities commissions of Canada, and any subsequent trade in the Securities during or after the Canadian hold period described therein will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

2.2           Representations by the Purchaser

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)	the Purchaser is resident in the United States;

(b)	the Purchaser has received and carefully read this Subscription Agreement;

(c)
the Purchaser has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Purchaser;

(d)
the Purchaser (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

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(e)	the Purchaser is aware that an investment in the Issuer is speculative and involves certain risks, including the possible loss of the investment;

(f)
the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Purchaser, or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(g)	the Purchaser has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser;

(h)
the Purchaser has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Issuer, and the Purchaser is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaire;

(i)
the Purchaser understands and agrees that the Issuer and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Subscription Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Purchaser shall promptly notify the Issuer;

(j)
all information contained in the Questionnaire is complete and accurate and may be relied upon by the Issuer, and the Purchaser will notify the Issuer immediately of any material change in any such information occurring prior to the closing of the purchase of the Securities;

(k)
the Purchaser is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Securities, and the Purchaser has not subdivided his interest in the Securities with any other person;

(l)
the Purchaser is not an underwriter of, or dealer in, the common shares of the Issuer, nor is the Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(m)
the Purchaser understands and agrees that none of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(n)
the Purchaser understands and agrees that the Issuer will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(o)
the Purchaser has made an independent examination and investigation of an investment in the Securities and the Issuer and has depended on the advice of its legal and financial advisors and agrees that the Issuer will not be responsible in any way whatsoever for the Purchaser’s decision to invest in the Securities of the Issuer;

(p)
if the Purchaser is acquiring the Securities as a fiduciary or agent for one or more investor accounts, the investor accounts for which the Purchaser acts as a fiduciary or agent satisfy the definition of an “Accredited Investor”, as the term is defined under Regulation D of the 1933 Act;

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(q)
if the Purchaser is acquiring the Securities as a fiduciary or agent for one or more investor accounts, the Purchaser has sole investment discretion with respect to each such account, and the Purchaser has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

(r)
the Purchaser is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(s)	no person has made to the Purchaser any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities;

(ii)	that any person will refund the purchase price of any of the Securities;

(iii)	as to the future price or value of any of the Securities; or

(iv)
that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Issuer on any stock exchange or automated dealer quotation system.

2.3           Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 7 to 12 and the other schedules and appendices incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 7 to 12 and the other schedules and appendices incorporated by reference) which takes place prior to the Closing.

2.4           Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

3. ISSUER’S ACCEPTANCE

The Subscription Agreement, when executed by the Purchaser, and delivered to the Issuer, will constitute a subscription for Securities which will not be binding on the Issuer until accepted by the Issuer by executing the Subscription Agreement in the space provided on the face page(s) of the Subscription Agreement and, notwithstanding the Agreement Date, if the Issuer accepts the subscription by the Purchaser, the Subscription Agreement will be entered into on the date of such execution by the Issuer.

4. CLOSING

4.1           On or before the end of the business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Securities to be purchased by the Purchaser.

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4.2           At Closing, the Issuer will deliver to the Purchaser the certificates representing the Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee, or as directed by the Purchaser.

5. MISCELLANEOUS

5.1           The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

5.2           The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

5.3           The Issuer may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

5.4           Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer’s having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer considers necessary.

5.5           This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

5.6           Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

5.7           Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

5.8           The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

5.9           This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

5.10           A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 1.

5.11           This Subscription Agreement is to be read with all changes in gender or number as required by the context.

5.12           This Subscription Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Subscription Agreement.

End of General Provisions

End of Subscription Agreement